AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

COLUMBIA FUNDS SERIES TRUST

I.	Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Rule 18f-3 Multi-Class Plan (“Plan”) sets forth the methods for allocating fees and expenses among the classes of shares (“Shares”) in the investment portfolios (the “Funds”) of the Columbia Funds Series Trust (the “Trust”) listed in Schedule A. Among other things, this Plan identifies expenses that may be allocated to a particular class of Shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class. In addition, this Plan sets forth the maximum initial sales charges (or “loads”), contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum shareholder administration fees, conversion features, exchange privileges, other shareholder policies and services and transfer agency fees, if any, applicable or allocated to each class of Shares of the Trust.

The Trust is an open-end series investment company registered under the 1940 Act, the Shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust offers multiple classes of Shares in its Funds pursuant to the provisions of Rule 18f-3 and this Plan.

Each Fund and the classes of Shares representing interests in the Fund it issues are set forth in Schedule A hereto. Schedule A shall be updated by officers of the Trust from time to time as necessary to reflect the current classes and Funds offered by the Trust.

II.	Allocation of Expenses.

1. Except as otherwise set forth herein or as may from time to time be specifically approved by the board of trustees of the Trust (the Trustees), all expenses of each Fund shall be allocated proportionately among the classes of such Fund pro rata based on the relative net assets of each class. Pursuant to Rule 18f-3, the Trust shall allocate to each class of Shares in a Fund any fees and expenses incurred by the Trust in connection with the distribution and/or the provision of shareholder services to holders of such class of Shares under any distribution plan, shareholder servicing plan and/or plan administration agreement (a “Distribution/Shareholder Servicing Plan”).

2. In addition, pursuant to Rule 18f-3, the Trust may allocate to a particular class of Shares the following fees and expenses, if any, but only to the extent they relate to (as defined below) the particular class of Shares:

(i)	transfer agency fees and expenses identified by the Registrant’s transfer agent or officers as being fees and expenses that relate to such class of Shares (see paragraph 7 below);

(ii)	printing and postage expenses of preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of Shares or to regulatory agencies that relate to such class of Shares;

(iii)	blue sky registration or qualification fees that relate to such class of Shares;

(iv)	Securities and Exchange Commission registration fees that relate to such class of Shares;

(v)	expenses of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values and determining or paying distributions) as required to support the shareholders of such class of Shares;

(vi)	litigation or other legal expenses that relate to such class of Shares;

(vii)	fees of the Trustees of the Trust incurred as a result of issues that relate to such class of Shares;

(viii)	independent accountants’ fees that relate to such class of Shares; and

(ix)	any other fees and expenses that relate to such class of Shares.

Notwithstanding the foregoing, the Trust may not allocate advisory or custodial fees or other expenses related to the management of a Fund’s assets to a particular class, except that the Trust may cause a class to pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions, if any, in the advisory contract of the Fund to the different investment performance of each class.

3. For all purposes under this Plan, fees and expenses “that relate to” a class of Shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The officers of the Trust shall have the authority to determine, to the extent permitted by applicable law or regulation and/or U.S. Securities and Exchange Commission guidance, whether any or all of the fees and expenses described in paragraph 2 above should be allocated to a particular class of Shares. The Treasurer, any Deputy or Assistant Treasurer or another appropriate officer of the Trust shall periodically or as frequently as requested by the independent Trustees report to the Board of Trustees regarding any such allocations.

4. For all purposes under this Plan, “Daily Dividend Fund” means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7 under the 1940 Act.

5. Income and any expenses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund, excluding the value of subscriptions receivable (the “Settled Shares Method”).

Realized and unrealized capital gains and losses of Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net assets of that class in relation to the net assets of the Fund (the “Relative Net Assets Method”).

6. Income, realized and unrealized capital gains and losses, and any expenses of Funds that are not Daily Dividend Funds that are not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the Relative Net Assets Method.

7. Transfer agency costs vary among classes, and are calculated separately for each of (a) Institutional 3 Class Shares (formerly Class Y Shares), (b) Institutional 2 Class Shares (formerly Class R5 Shares), and (c) all other classes of Shares. Shares of each Class pay an annual fee set forth in the transfer agency agreement in effect from time to time and an allocable share of reimbursable out-of-pocket expenses, with the allocation among the classes based on the number of open accounts. Shares of each Class (other than Institutional 3 Class Shares) pay sub-transfer agency fees as set forth in the transfer agency agreement in effect from time to time.

8. In certain cases, a Fund service provider may waive or reimburse all or a portion of the expenses of a specific class of Shares of the Fund. The applicable service provider shall report to the Board of Trustees regarding any such waivers or reimbursements, including why they are consistent with the fair and equitable treatment of shareholders of all classes.

III.	Class Arrangements.

The following summarizes the maximum initial sales charges, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each class of Shares of the Trust. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares – Columbia Small Cap Index Fund, Columbia Mid Cap Index Fund, Columbia Large Cap Index Fund and Columbia Large Cap Enhanced Core Fund (the “Index Funds”) Only.

A.	Maximum Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Index Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such Shares.

D.

Conversion Features/Exchange Privileges: Class A Shares of an Index Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Index Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class A Shares of an Index Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Index Fund.

2.	Class A Shares –Funds Other than the Index Funds.

A.	Maximum Initial Sales Charge:

(i)	Columbia Capital Allocation Moderate Aggressive Portfolio, Columbia Capital Allocation Moderate Conservative Portfolio Columbia Convertible Securities Fund, Columbia Global Strategic Equity Fund, Columbia Large Cap Growth Fund III, Columbia Mid Cap Value Fund, Columbia Overseas Value Fund, Columbia Select Global Growth Fund, Columbia Select International Equity Fund, Columbia Select Large Cap Equity Fund and Columbia Small Cap Value Fund II: maximum of 5.75%.

(ii)	Columbia AMT-Free California Intermediate Muni Bond Fund, Columbia AMT-Free Georgia Intermediate Muni Bond Fund, Columbia AMT-Free Maryland Intermediate Muni-Bond Fund, Columbia AMT-Free North Carolina Intermediate Muni Bond Fund, Columbia AMT-Free South Carolina Intermediate Muni Bond Fund, Columbia AMT-Free Virginia Intermediate Muni Bond Fund: maximum of 3.00%.

(iii)	Columbia Short Term Bond Fund and Columbia Short Term Municipal Bond Fund: maximum of 1.00%.

B.	Contingent Deferred Sales Charge:

(i)	1.00% for equity and fixed income Funds (other than fixed income Funds listed below).

(ii)	0.75% for Columbia AMT-Free California Intermediate Muni Bond Fund, Columbia AMT-Free Georgia Intermediate Muni Bond Fund, Columbia AMT-Free Maryland Intermediate Muni-Bond Fund, Columbia AMT-Free North Carolina Intermediate Muni Bond Fund, Columbia AMT-Free South Carolina Intermediate Muni Bond Fund, Columbia AMT-Free Virginia Intermediate Muni Bond Fund. (For Class A shares of these Funds purchased prior to February 19, 2015, the maximum contingent deferred sales charge is 1.00%.)

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class A Shares of each Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class A Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class A Shares of a Fund may generally be exchanged for Class A Shares of other Funds or funds in the same fund family (“Affiliated Funds”), subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class A Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

3.	Advisor Class (Class Adv) Shares (formerly known as Class R4 Shares)*

A.	Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Adv Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Adv Shares of a Fund may generally be exchanged for Class Adv Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Adv Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

*	On March 9, 2018, Class K Shares were exchanged for Class Adv Shares (formerly known as Class R4 Shares) in a tax free transaction.

4.	Class C Shares

A.	Maximum Initial Sales Charge: None

B.	Maximum Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class C Shares of each Fund may pay distribution fees of up to 0.75% of the average daily net assets of such Shares and shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class C Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class C Shares of a Fund may generally be exchanged for Class C Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class C Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

5.	Institutional Class (Class Inst) Shares (formerly known as Class Z Shares).

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Inst Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Inst Shares of a Fund may generally be exchanged for Class Inst Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Inst Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

6.	Institutional 2 Class (Class Inst2) Shares (formerly known as Class R5 Shares)

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Inst2 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Inst2 Shares of a Fund may generally be exchanged for Class Inst2 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Inst2 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

7.	Institutional 3 Class (Class Inst3) Shares (formerly known as Class Y Shares)*

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Distribution/Shareholder Servicing Fees: None

D.	Conversion Features/Exchange Privileges: Class Inst3 Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund. Class Inst3 Shares of a Fund may generally be exchanged for Class Inst3 Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class Inst3 Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Registrant and described in the then-current prospectus for such Shares of such Fund.

*	On March 27, 2017, Class I Shares were exchanged for Class Inst3 Shares (formerly known as Class Y Shares) in a tax free transaction.

8.	Class R Shares

A.	Initial Sales Charge: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class R Shares of each Fund may pay distribution fees of up to 0.50% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class R Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class R Shares of a Fund may generally be exchanged for Class R Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class R Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

9.	Class T Shares*

A.	Maximum Initial Sales Charge Per Transaction: 2.50%

B.	Maximum Contingent Deferred Sales Charge: None

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class T Shares may pay distribution and/or shareholder servicing fees of up to 0.25% of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class T Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

E.	Other Shareholder Services: Class T Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

*	Prior to March 27, 2017, Class T Shares were designated Class W Shares.

10.	Class V Shares*

A.	Maximum Initial Sales Charge:

(a)	For equity Funds: 5.75%

(b)	For fixed-income Funds: 4.75%

B.	Maximum Contingent Deferred Sales Charge: 1.00%

C.	Maximum Distribution/Shareholder Servicing Fees: Pursuant to a Distribution/Shareholder Servicing Plan, Class V Shares of each Fund may pay servicing fees of up to 0.50% for equity Funds and 0.40% for fixed income Funds of the average daily net assets of such Shares.

D.	Conversion Features/Exchange Privileges: Class V Shares of a Fund shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund. Class V Shares of a Fund may generally be exchanged for Class V Shares of Affiliated Funds, subject to exceptions described in the then-current prospectuses of the Fund and Affiliated Fund.

E.	Other Shareholder Services: Class V Shares of a Fund shall have such arrangements for shareholder services as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such Shares of such Fund.

*	Prior to February 24, 2017, Class V Shares were designated Class T Shares.

IV.	Board Review.

The Board of Trustees of the Trust shall review this Plan, including the application of the Relative Net Assets Method and the Settled Shares Method to the Funds, as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or Fund expenses), is in the best interests of each class of Shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:	December 9, 1999
Amended and Restated:	September 7, 2010
Update of Funds and Classes:	November 16, 2011
Amended and Restated:	November 1, 2012
Update of Fund and Classes:	February 28, 2013
Update of Funds:	April 30, 2013
Update of Funds and TA fee structure	November 1, 2014
Amended to reflect 1st breakpoint (3.00%) load change for intermediate municipal bond Funds	February19,2015
Update of Funds	May 1, 2015
Update of Funds	March 1, 2016
Section II amended to reflect changes to transfer agency fees	January 1, 2017
Amended to reflect the re-designation of Class T and Class W Shares, the designation of new Class T Shares and other share class changes	February 15, 2017
Amended to reflect changes to Class I
Shares, to Class B shares and to update
Classes	June 21, 2017
Amended to remove references to Class B following the conversion of all remaining Class B shares to Class A shares on July 17, 2017	July 18, 2017
Amended and Restated to reflect share class renames: Classes R4, R5, Y, Z	November 1, 2017
Amended and restated to reflect Class K changes	March 9, 2018

Schedule A

As of March 9, 2018

Funds and Authorized Classes of Shares – Columbia Funds Series Trust

The Funds are authorized to issue those classes of Shares representing interests in the Funds as indicated in the following table:

	Class A Shares	Class Adv#	Class C Shares	Class Inst	Class Inst2	Class Inst3	Class R Shares	Class T Shares*	Class V Shares**

Columbia AMT-Free California Intermediate Muni Bond Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3

Columbia AMT-Free Georgia Intermediate Muni Bond Fund	A	Class Adv	C	Class Inst		Class Inst3

Columbia AMT-Free Maryland Intermediate Muni Bond Fund	A	Class Adv	C	Class Inst		Class Inst3

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	A	Class Adv	C	Class Inst		Class Inst3

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	A	Class Adv	C	Class Inst		Class Inst3

Columbia AMT-Free Virginia Intermediate Muni Bond Fund	A	Class Adv	C	Class Inst		Class Inst3

	Class A Shares	Class Adv	Class C Shares	Class Inst	Class Inst2	Class Inst2	Class R Shares	Class T Shares*	Class V Shares**

Columbia Capital Allocation Moderate Aggressive Portfolio	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R		V

Columbia Capital Allocation Moderate Conservative Portfolio	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R

Columbia Convertible Securities Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Global Strategic Equity Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R

Columbia Large Cap Enhanced Core Fund	A	Class Adv		Class Inst	Class Inst2	Class Inst3	R	T

Columbia Large Cap Growth III Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Large Cap Index Fund	A			Class Inst	Class Inst2	Class Inst3

Columbia Mid Cap Index Fund	A			Class Inst	Class Inst2	Class Inst3

Columbia Mid Cap Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Overseas Value Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

	Class A Shares	Class Adv	Class C Shares	Class Inst	Class Inst2	Class Inst3	Class R Shares	Class T Shares*	Class V Shares**
Columbia Select Global Growth Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Select International Equity Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Select Large Cap Equity Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Short Term Bond Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R	T

Columbia Short Term Municipal Bond Fund	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3

Columbia Small Cap Index Fund	A			Class Inst	Class Inst2	Class Inst3		T

Columbia Small Cap Value Fund II	A	Class Adv	C	Class Inst	Class Inst2	Class Inst3	R

#	On March 9, 2018, Class K Shares were exchanged for Class Adv Shares (formerly known as Class R4 Shares) in a tax free transaction.
*	Class W Shares are re-designated as Class T Shares effective on or about March 27, 2017.
**	Prior to February 24, 2017, Class V Shares were designated Class T Shares.
***	On March 27, 2017, Class I Shares were exchanged for Class Inst3 Shares (formerly known as Class Y Shares) in a tax free transaction.
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